Exhibit 10.6

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE SHARES OF CAPITAL STOCK RECEIVABLE UPON CONVERSION OF THIS NOTE HAVE BEEN OR WILL BE ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO ITS OR THEIR DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE OR SUCH SHARES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

April __, 2011

GREENMAN TECHNOLOGIES, INC.

CONVERTIBLE PROMISSORY NOTE

On or before the Maturity Date (as defined below), GreenMan Technologies, Inc., a Delaware corporation with a principal place of business of 7 Kimball Lane, Lynnfield, Massachusetts 01940 (the “Company”), for value received, promises to pay to the order of __________________ (the “Holder”), the principal sum of ____________ Thousand Dollars ($___,000.00), with interest thereon at the rate and on the terms set forth below.

The following is a statement of the rights and obligations of the Holder and the Company under this Note, and the conditions to which this Note is subject, and to which the Company, by the execution and delivery hereof, and the Holder, by the acceptance of this Note, agree:

1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

1.1 “Common Stock” shall mean and include: (a) the Company’s Common Stock, $.01 par value per share, and (b) any other securities into which or for which the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

1.2 “Conversion Price” shall mean the lower of (x) $___ per share (as adjusted pursuant to the terms of this Note), such amount equal to 110% of the volume-weighted average price of the Common Stock, for all trades reported by the OTCQB marketplace operated by OTC Markets Inc. (or a registered national securities exchange), on the date the original Holder of this Note executed his or her Subscription Agreement, or (y) in the event that the Company issues shares of its Common Stock in a financing on or before September 30, 2011, the gross proceeds of which, at a single closing, exceed $5,000,000 (a “Qualified Financing”), 110% of the price per share of Common Stock paid by investors (other than underwriters, placement agents or financial advisors) in such Qualified Financing, in either case, rounded upward to the nearest whole $.01.

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In the event that the Conversion Price is determined pursuant to clause (y) of the preceding sentence, the Conversion Price will be determined only by reference to the price paid by investors (other than underwriters, placement agents or financial advisors) for shares of Common Stock in such Qualified Financing. If, in any Qualified Financing, the Company issues shares of Common Stock together with any other security (including without limitation, preferred stock, warrants and promissory notes, whether or not such securities are convertible into or exercisable for Common Stock), and if the purchase price for the Common Stock in such Qualified Financing is not separately stated, then the allocation of the amounts paid by investors for the Common Stock and for such other securities shall be determined by the Company’s Board of Directors, acting in good faith, in accordance with generally accepted accounting principles. In the event that the Conversion Price is determined pursuant to clause (y) of the first sentence of this Section 1.2, the Company shall mail to the Holder a certificate setting forth the Conversion Price as so determined and a brief statement of the facts supporting such determination.

1.3 “Holder,” or similar terms, when the context refers to a Holder of a Note, shall mean any person who shall at the time be the Holder of this Note. Such terms used in the plural shall mean any persons who shall at the time be the Holders of the Notes.

1.4 “Maturity Date” shall mean April __, 2013.

1.5 “Memorandum” shall mean the Company’s Confidential Private Placement Memorandum dated as of April 18, 2011, pursuant to which the Securities (as defined therein), including the Notes, were offered and sold.

1.6 “Notes” shall mean up to $1,500,000 in original principal amount of this Note and Convertible Promissory Notes of like tenor to this Note issued and sold pursuant to the Memorandum.

1.7 Subscription Agreement” shall mean that certain Subscription Agreement between the Company and the original Holder of this Note. Such terms used in the plural shall mean any similar agreements between the Company and the original Holders of the other Notes.

1.8 “Trading Day” means (a) a day on which the Common Stock is traded on the OTCQB marketplace operated by OTC Markets Inc. or a registered national securities exchange, or (b) if the Common Stock is not traded on the OTCQB or a registered national securities exchange, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or required by law or other government action to close.

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2. Terms of the Note.

2.1 Beginning on the date this Note is issued, this Note shall bear interest at the noncompounded rate of ten percent (10%) per annum on the outstanding principal balance hereof. The Company shall pay all accrued interest thereon on a semi-annual basis, such payments to be made on March 31 and September 30 of each year (each an “Interest Payment Date”) until the earlier of (a) such time as the principal balance of the Note shall be paid in full or (b) the conversion of this Note pursuant to Section 6 hereof. Interest will be computed on the basis of a year of 365 days for the number of days actually elapsed. The Holder may elect, upon written notice to the Company provided at least 30 days prior to each Interest Payment Date, to waive the payment of accrued interest in cash and, instead, to add such accrued interest to the outstanding principal balance of this Note. Each such increase in the outstanding principal balance of this Note shall be effective as of the applicable Interest Payment Date and shall accrue interest pursuant to this Section 2.1. In the absence of a valid election by the Holder, accrued interest will be payable in cash.

2.2 The then outstanding principal balance of this Note, together with any accrued but unpaid interest thereon, shall be payable in full on the Maturity Date.

2.3 If any payment becomes due and payable under this Note on a Saturday, Sunday or legal holiday, the maturity thereof shall be extended to the next succeeding business day.

2.4 The entire outstanding principal balance of this Note, together with all accrued but unpaid interest thereon, shall become due and payable upon the consummation of either (a) a reorganization, merger or consolidation of the Company (any of the foregoing, a “Merger”), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Common Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of voting stock of the corporation resulting from the Merger, or (b) the sale or other disposition of all or substantially all of the assets of the Company, excluding a sale or other disposition of assets to a subsidiary of the Company. For purposes of the foregoing, in no event shall the sale or other disposition of all or any portion of the Company’s Green Tech Products business (whether by merger, sale of stock, sale of assets or otherwise) be deemed to be a sale or disposition of substantially all of the Company’s assets. Except as set forth in the preceding sentence, however, this Note may not be prepaid, in whole or in part, prior to the Maturity Date, without the consent of the Holder.

3. Events of Default. For purposes of this Note, the Company shall be in default hereunder (and an “Event of Default” shall have occurred hereunder) upon any of the following:

3.1 the entry of any judgment or order against the Company for the payment of money, if the same is not satisfied or enforcement proceedings are not stayed within 60 days or if, within 60 days after the expiration of any such stay, the judgment or order is not dismissed, discharged or satisfied;

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3.2 the institution of any bankruptcy, reorganization, arrangement, liquidation, receivership, moratorium or similar proceedings by the Company;

3.3. the institution of any bankruptcy, reorganization, arrangement, liquidation, receivership, moratorium or similar proceedings against the Company, which is not dismissed within 60 days;

3.4 the appointment of a receiver, trustee, custodian or similar official, for the Company or any property or assets of the Company; or

3.5 the conveyance of any or all assets to a trustee, mortgagee or liquidating agent or assignment for the benefit of creditors by the Company.

4. Consequences of Default.

4.1 Upon the occurrence and during the continuation of an Event of Default, the entire outstanding principal balance of this Note, together with all accrued but unpaid interest thereon, shall become immediately due and payable, without presentment, demand, protest or other notice of any kind.

4.2 If the Company fails to comply with any of the provisions of this Note, the Company will pay to the Holder of this Note, on demand, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys’ fees and disbursements, incurred by the Holder of this Note in collecting upon this Note or otherwise enforcing any of the Holder’s rights hereunder.

5. Remedies not Exclusive. The remedies of the Holder provided herein or otherwise available to the Holder at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

6. Mandatory and Optional Conversion.

6.1 At any time and from time to time on or after the first anniversary of the issuance of this Note and prior to the Maturity Date, if the average closing price of the Common Stock, as reflected on the principal stock exchange or trading market for the Common Stock, equals or exceeds $1.60 (as adjusted pursuant to the terms of this Note, the “Target Price”) per share for 20 consecutive Trading Days, the Company may, upon notice to the Holder, deem the entire principal amount of this Note, together with all accrued but unpaid interest thereon, converted (the “Mandatory Conversion”), without any further action by the Holder, into such number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”)as shall be equal to (i) the aggregate principal amount of this Note plus all accrued but unpaid interest at the time of such conversion, divided by (ii) the Conversion Price.

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6.2 At any time and from time to time on or after the date hereof and prior to the Maturity Date, this Note shall be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable Conversion Shares as shall be equal to (i) the aggregate amount of the principal and interest so converted, divided by (ii) the Conversion Price.

6.3 Each conversion of this Note, in whole or in part, pursuant to Section 6.2 shall be effective on the date on which the Holder delivers a notice of conversion in the form attached hereto (the “Conversion Notice”), duly executed, to the Company (the “Conversion Date”). In addition, the Holder shall deliver this Note to the Company at such time that this Note is fully converted. With respect to partial conversions of this Note, the Company shall keep written records of the amount of this Note which has been converted as of each Conversion Date.

6.4 Not later than ten Trading Days after any Conversion Date or the Mandatory Conversion, as the case may be, the Company or its designated transfer agent, as applicable, shall issue and deliver to the Holder, at the Holder’s address specified in the Conversion Notice (or, in the case of a Mandatory Conversion, at the Holder’s address as reflected in the Company’s records), a certificate or certificates representing the Conversion Shares issuable upon such conversion. Such certificate or certificates shall bear such legends as may be required by applicable state and federal securities laws. No fractional shares will be issued on conversion of this Note. If a fraction of a share would otherwise be issuable on conversion of this Note, the Company will round down the number of shares to be issued to the next whole share.

7. Transfers.

7.1 The Holder acknowledges that this Note and the Conversion Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Note or any such Conversion Shares in the absence of (i) an effective registration statement under the Act as to this Note or such Conversion Shares, as the case may be, and registration or qualification of this Note or such Conversion Shares, as the case may be, under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument representing Conversion Shares shall bear a legend substantially to the foregoing effect.

7.2 The Holder covenants and agrees that it shall not, prior to the earlier of (x) the end of the ninth month after the date of the issuance of this Note or (y) the end of the third month after the completion of a Qualified Financing, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Conversion Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Conversion Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise (including, without limitation, “short sales”). Each certificate or other instrument representing Conversion Shares shall bear a legend substantially to the foregoing effect.

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7.3 Neither this Note, nor any rights of the Holder hereunder, may be transferred or assigned, whether by operation of law or otherwise, without prior notice in writing to the Company. The Company may condition any such transfer or assignment on the prior receipt from the proposed transferee or assignee of a written representation that such transferee or assignee is an “accredited investor,” as such term is defined in Regulation D as promulgated under the Securities Act and the written agreement that such transferee or assignee will bound by all of the terms of this Note, including without limitation Section 7.2, above. Any such transfer or assignment, or attempted transfer or assignment, in violation of this Note shall be null and void.

8. Changes; Waivers. Any of the terms and conditions of this Note may be changed or amended, and any right of the Holder of this Note may be waived, with the written consent of the Company and the Holder.

9. Subdivisions or Combinations of Shares of Common Stock. If the Company, at any time after the date hereof but before this Note is converted or repaid in full, shall subdivide or combine its Common Stock, the number of shares of Common Stock issuable upon any subsequent conversion hereof shall automatically be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Conversion Price and Target Price shall automatically be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10. Miscellaneous.

10.1 The Company, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of any kind in connection with the enforcement of this Note.

10.2 The rights and remedies herein reserved to any party shall be cumulative and in addition to any other or further rights and remedies available at law or in equity. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such Holder. The waiver by any party hereto of any breach of any provision of this Note shall not be deemed to be a waiver of the breach of any other provision or any subsequent breach of the same provision.

10.3 This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to choice of law principles.

10.4 The Company and the Holder irrevocably agree that all legal proceedings arising out of or in connection with this Note, including its enforcement, will be tried in a court of competent jurisdiction by a judge without a jury. Each party waives any right to a jury trial in any such proceeding and agrees to take, or not to take, such action as is appropriate to give effect to this provision.

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10.5 In case any provision contained herein (or part thereof) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal or unenforceable.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name and executed as a sealed instrument this ___ day of _____, 2011.

GREENMAN TECHNOLOGIES, INC.

By:__________________________________

Charles E. Coppa

Chief Financial Officer

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FORM OF

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note, together with all accrued but unpaid interest thereon, into shares of Common Stock of GreenMan Technologies, Inc. (the “Company”) according to the conditions hereof, as of the date written below.

Date of Conversion _________________________________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _________________________

Signature___________________________________________________________________

[Name]

The certificate or certificates representing such shares of Common Stock shall be delivered to the Registered Holder at the following address:

__________________________________________________________________

__________________________________________________________________

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